UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

REVOLUTION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39219	47-2029180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Saginaw Drive Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 481-6801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVMD	The Nasdaq Stock Market LLC
Warrants to purchase 0.1112 shares of common stock expiring 2026	RVMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Equity Offering

On April 14, 2026, Revolution Medicines, Inc. (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with J.P. Morgan Securities LLC, TD Securities (USA) LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Equity Underwriters”), to issue and sell 10,563,381 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a public offering price of $142.00 per share (the “Equity Offering”).

In addition, the Company granted the Equity Underwriters a 30-day option to purchase up to an additional 1,584,506 shares of Common Stock, on the same terms and conditions, which the Equity Underwriters exercised in full on April 15, 2026. The net proceeds from the Equity Offering are expected to be approximately $1,650.4 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The shares of Common Stock described above were offered pursuant to an automatic shelf registration statement (File No. 333-277640) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2024. A final prospectus supplement dated April 14, 2026 relating to and describing the terms of the Equity Offering was filed with the SEC on April 15, 2026. The Equity Offering closed on April 16, 2026.

The Equity Underwriting Agreement contains customary representations, warranties and covenants. In the Equity Underwriting Agreement, the Company has also agreed to indemnify the Equity Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Equity Underwriters may be required to make because of such liabilities.

A copy of the Equity Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Equity Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the shares of Common Stock in the Equity Offering is filed herewith as Exhibit 5.1.

Convertible Note Offering

Concurrently with the Equity Offering, on April 14, 2026, the Company entered into a separate underwriting agreement with J.P. Morgan Securities LLC, TD Securities (USA) LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein, relating to the offer and sale of $500,000,000 aggregate principal amount of the Company’s 0.50% Convertible Senior Notes due 2033 (the “Convertible Note Offering”). The Convertible Note Offering is expected to close on April 17, 2026, subject to customary closing conditions. The Company expects to file a Current Report on Form 8-K reporting the closing of the Convertible Note Offering and filing the related transaction documents following the closing thereof.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including statements regarding the completion of the Convertible Note Offering and the expected amount of the net proceeds from the Equity Offering. Forward-looking statements represent the Company’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the Convertible Note Offering, risks described under the caption “Risk Factors” in the final prospectus supplements for the offerings and risks relating to the Company’s business, including those described in periodic reports that the Company files from time to time with the SEC. The forward-looking statements included in this report speak only as of the date of this report, and the Company does not undertake to update the statements included in this report for subsequent developments, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Underwriting Agreement, dated as of April 14, 2026, between Revolution Medicines, Inc. and the representatives of the underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2026	REVOLUTION MEDICINES, INC.

	By:	/s/ Jack Anders
Jack Anders
Chief Financial Officer